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KONG's Acquisition of Shanghai Dacheng Network ("Dacheng")

Creating a Multi-Platform Digital Entertainment / Gaming Company

December 2009

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Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding trends in the wireless value-added services, wireless media and mobile games industries and our future business, financial conditions, results of operations and prospects. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends and our results may differ materially from those expressed or implied in these forward-looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our failure to fully realize the anticipated synergies or benefits from our mergers and acquisitions; continued competitive pressures in China's wireless value-added services, wireless media and mobile games industries and the effect of such pressure on prices; unpredictable changes in technology, consumer demand and usage preferences in the market; the state of and any change in our relationship with China's telecommunications operators; our dependence on the billing systems of telecommunications operators for our performance; the outcome of our investment of operating income generated from the wireless value-added services segment into the development of our wireless Internet segment and mobile games segment; changes in the regulations or policies of the Ministry of Industry and Information Technology and other relevant government authorities in China or elsewhere; and changes in political, economic, legal and social conditions in China, including the government's policies with respect to economic growth, foreign exchange, foreign investment and entry by foreign companies into China's telecommunications market. For additional discussion of these risks and uncertainties and other factors, please see our most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.

Multi-Platform Digital Entertainment / Gaming

Acquisition

- KONG to acquire Dacheng for maximum consideration of US$ 80.0 mn depending on Dacheng's net profit after tax (NPAT), as calculated under US GAAP, for 2010.

"Dacheng"

Strategic Rationale

- **Positions KONG with leadership positions in China's two fastest growing game segments: Mobile Games and 3D massively multi-player online role playing games ("MMORPGs")**
- In the future, KONG will seek to combine "mobile" with "3D" to lead innovation in China's game market
- Additional operating profit will create more operational flexibility for continued long-term investments in mobile Internet
- Leverage KONG management team's strong background in operating large-scale Internet businesses

Key Deal Terms: Dacheng

Maximum Cap	• Total consideration based on 2010 NPAT (US GAAP) • Maximum cap set at US$ 80.0 mn

1st Payment (1Q 2010)	• Upon closing (estimated end of 1Q 2010) - US$ 24.1 mn payment
	  • ~US$ 9.6 mn in cash,
	  • ~42.8 mn ordinary KONG shares (equiv to ~1.07 mn ADS)

2nd Payment (3Q 2010)	• If NPAT for 1st half 2010 equal to or greater than US$ 5.0 mn:
	  • ~US$ 5.45 mn in cash
	  • ~US$ 10.42 mn worth of KONG ordinary shares (no. of shares based on prior 30-day trading average)

3rd Payment (1Q 2011)
 	
Total Consideration
	• If NPAT for entire 2010:
	  • less than US$ 6.5 mn, total consideration = 5x 2010 NPAT or;
	  • equal to or greater than US$ 6.5 mn, total consideration = 8x 2010 NPAT
	• 3rd payment = total consideration - 1st payment - 2nd payment with 50% in cash and 50% in KONG ordinary shares
	
	• However, WANG Lei Lei will receive KONG ordinary shares in lieu of cash for all 3 payments

Share Lock-up	• Dacheng CEO and KONG CEO will have 18-month share lock-up for shares received in the 1st payment and 12-month for shares received in the 2nd payment

Dacheng: Deal Economics



US $ 10.0 mn in 2010 NPAT to achieve maximum cap
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
-
Total Consideration - USD mn
PER of 8x if NPAT > US$ 6.5 mn
Total consideration capped at US$ 80.0 mn
PER of 5x if NPAT <=US$ 6.5 mn
1st Payment sets valuation floor at US$ 24.1 mn
0.5
2.5
4.5
6.5
8.5
10.5
12.5
14.5
16.5
18.5
2010 NPAT - USD mn

Dacheng Company Overview

Business	• Originally founded in 2004, a leading online game developer and operator in China. Focused on 3D MMORPGs under item-based revenue model • Two 3D MMO games - "Loong" and "Kung Fu World" • Self-developed 3D MMORPG game engine (Dazzler3D)

CEO & Founder	• CEO and founder - YANG Zhen
	  • 15 years of experience in China online game sector
	    • VP of Ubisoft China
	    • VP and General Manager of Netease game division
	    • VP with Sina

Employees	• Over. 200 total employees (100+ R&D employees)
Related Party	• WANG Lei Lei, CEO and Chairman of KONG is also shareholder of Dacheng • The transaction was approved by KONG's Audit Committee, which consists exclusively of independent directors • Mr. WANG recused himself from any consideration of, and voting on, the transaction by KONG's board of directors

Dacheng: Strategy / Competitive Strengths

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Proprietary 3D Engine	• Dacheng's flagship game, Loong, was developed using Dacheng's proprietary 3D game engine, Dazzler3D. • Tailored for China PC online game market, but still able to maintain high-quality graphics / gameplay for international 3D MMORPG markets
International Market Opportunities	• Before open beta, Loong has already been licensed in over 40 countries with over US$ 2.0 mn in contractual licensing fees to-date. • Dacheng's games are designed with both the domestic and international markets in mind, to maximize market potential
Game Pipeline & Game Engine Advantages	• There are already two additional games based on Dacheng's 3D game engine which have been in development over the past year • Mature self-developed 3D game engine allows Dacheng to decrease the development time and resources for new game titles, similar to other leading Chinese 3D developers

Dacheng: Game Portfolio Overview

	Existing Games		Pipeline Games	
				
Game Title	Kung Fu World	Loong	To be determined	Kung Fu 2
Graphics	3D	3D	3D	3D
Theme	Martial Arts	Chinese Style Fantasy Martial Arts	Chinese Style Mythology	Contemporary / Across the Ages Martial Arts
Development Time	**Self, 36 mths**	**Self, 24 mths**	**Self, >18 mths**	**Self, <18 mths**
Open Beta	Oct 2007	Dec 2009	4Q 2010	2Q 2011

Based on Dazzler3D game engine
decrease development time and resources of new 3D MMO games

Loong: One of the Most Anticipated Games 09/10

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Key Game Features

- Advanced 3D game engine which can dynamically adjust for low hardware requirements
- High-end graphics, natural lighting and water effects, etc.
- Advanced character actions
- Guild battle system

Marketing Success

- Ranked as of one of the most anticipated games on 17173.com and QQ game channels
- One of most searched online games on Baidu online game ranking list
- Already signed with various top online game distributors in over 40 countries

Operating Metrics

- Pre-Open Beta on Oct 28th 2009
- Stable peak concurrent users ("PCUs") of approximately 100,000 per day since pre-open beta
- Open Beta scheduled for end of December 2009

Loong: In-Game Images

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Dazzler3D: Proprietary 3D Online Game Engine

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Minimum Requirements (est)	Dazzler3D	JX3 (Kingsoft)	TX2 (Netease)
CPU	Pentium 4 1.5 GHz	Pentium 4 1.8 GHz	Pentium 4 1.6 GHz
RAM	512 M	1024 M	512 M
Video Card	GeForce 5200	Nvidia 660 / ATI X800	Compatible w/ DirectX9.0c

Key Features Dazzler3D

- Dynamic hardware optimization for 3D graphics
- Large-scale and long-distance 3D maps, landscape and visuals
- Advanced, realistic in-world lighting (sunlight) system
- Advanced water effects (reflection, refraction and physics)
- Advanced avatar (skeletal) painting system
- Proprietary game scripting engine
- Anti-piracy / hacking system

Combined R&D Resources

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R&D team of over 400 persons focused on 3D MMORPGs and Mobile Games

MMORPG
- Self-developed 3D MMORPG game engine
- 100+ R&D headcount

Mobile Game Division
- Self-developed 3D mobile game engine
- 200+ R&D headcount

Kong.net
- Self-developed mobile social game platform
- 100+ R&D headcount

Future synergies with Zhulang.com (online literature site) for future game copyright / content

- **Organic and/or M&A to grow R&D**
- **Continued pursuit of quality content**

Potential Future “Multi-Platform” Gaming

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Leverage KONG’s WVAS distribution channels and mobile game development resources

Phase 1:
Anytime / Anywhere
“Tasks”

2010

Phase 2:
Anytime / Anywhere
“Features”

2011+

Phase 3:
Anytime / Anywhere
“Gameplay”

2012+

KONG: Estimated Financial Impact

Assume achieve US$ 10.0 mn 2010 NPAT and US$ 80.0 mn max consideration

Cash	• Estimate roughly US$ 30.0 mn in total cash outflow (1st, 2nd and 3rd payments combined) • KONG had US$ 134.0 mn of cash on hand as of Sept 2009
Dilution	• Assuming US$ 13.61 per ADS for all KONG shares under the 3 payments, a total of 3.7 mn ADS would be issued • As of Sept 2009, there were a total of 39.24 mn outstanding ADS. Estimated outstanding ADS in early 2011 would be 42.9 mn or roughly a 9.4% increase in shares outstanding
Intangibles	• Estimate ~US$ 20 mn in intangibles (software, IP, game engine) to be amortized over 3-4 years or equivalent to roughly US$ 6.0 mn non-cash expense per year post-closing (preliminary estimate only)

Dacheng: Targeted 2010 Operating Profile

Assume achieve US$ 10.0 mn 2010 NPAT and US$ 80.0 mn max consideration

	Targeted 2010 Operating Profie
Loong PCUs (China only)	Mthly avg of ~85,000 to 90,000
ARPU (based on PCU figure)	~RMB 125.0
Loong China revenues	US$ 19.0 mn
Overseas contribution	~US$ 3.0 mn
2010 new game (assuming 4Q '10 commericalisation)	~US$ 1.5 mn
Total 2010 revenues	~US$ 23.5 mn
Gross margin	~90%
Operating margin	~55%
Income tax	25%
Net margin	~45%

ARPU = mthly average revenue per user

- *Assume RMB:USD FX = 6.83 and full year contribution (12-mths)*
- *Assume 25% income tax rate, but may receive high-tech tax treatment in 2010 or 0% effective tax rate*

Multi-Platform Digital Entertainment / Gaming


3D MMORPG
Mobile

Thanks

Jay Chang

Chief Financial Officer
KongZhong Corporation
jaychang@kongzhong.com
http://kong.net
NASDAQ: KONG

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